                                                                    EXHIBIT 99.1

                                    QUIGLEY

Contact:
David K. Waldman/John W. Heilshorn                       Carl Fonash
Lippert Heilshorn & Associates                           The Quigley Corporation
(212) 838-3777                                           (267) 880-1111
dwaldman@lhai.com

        THE QUIGLEY CORPORATION PROVIDES AN UPDATE OF ITS PROPOSED STOCK
         DIVIDEND OF SHARES OF COMMON STOCK OF SUNCOAST NATURALS, INC.

DOYLESTOWN, PA. - JUNE 3, 2004 - THE QUIGLEY CORPORATION (NASDAQ: QGLY) by press release dated February 19, 2003,  announced a distribution  of 500,000 shares of common stock of Suncoast Naturals Inc., held in The Quigley  Corporation's name, to stockholders of record on March 6, 2003. The distribution was made contingent upon the filing of a  registration  statement  covering these shares by Suncoast
Naturals,  Inc. and it being declared effective.  The registration  statement is not yet effective,  and thus, The Quigley  Corporation will be required to set a new record date and notify its  stockholders  once the  Securities  and Exchange
Commission declares the registration statement effective.

ABOUT THE QUIGLEY CORPORATION

The Quigley Corporation (Nasdaq:  QGLY,  http://www.Quigleyco.com)  is a leading developer and marketer of diversified health products including the COLD-EEZE(R)
family of patented zinc  gluconate  glycine  (ZIGG(TM))  lozenges and sugar free tablets. COLD-EEZE is the only (ZIGG) lozenge proven in two double-blind studies to reduce the  duration  of the common  cold from 7.6 to 4.4 days or by 42%.  In addition to  Over-The-Counter  (OTC)  products,  the Company has formed  Quigley
Pharma   Inc.   (http://www.QuigleyPharma.com   ),  a   wholly   owned   ethical
pharmaceutical  subsidiary,  to introduce a line of  naturally-derived  patented prescription drugs. The Quigley Corporation's customers include leading national wholesalers  and  distributors,  as well as independent and chain food, drug and mass  merchandise  stores  and  pharmacies.  The  Quigley  Corporation  makes no representation  that  the  U.S.  Food  and  Drug  Administration  or  any  other regulatory  agency  will  grant an IND or take any  other  action  to allow  the aforementioned products to be studied or marketed. Furthermore, no claim is made that the potential  medicine discussed here is safe,  effective,  or approved by the Food and Drug Administration.

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities  Litigation Reform Act of 1995 and involve known and  unknown  risk,  uncertainties  and other  factors  that may cause the company's actual performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statement.  Factors that impact such forward-looking  statements include,  among others,  changes in worldwide general economic  conditions,  changes in interest rates, government regulations, and worldwide competition.